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                                                                     EXHIBIT 5



July 15, 1999

Zany Brainy, Inc.
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406

Ladies and Gentlemen:

We have acted as counsel to Zany Brainy, Inc., a Pennsylvania corporation (the "Registrant"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended (the "Act") and relating to 5,425,207 shares (the "Shares") of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"). The Shares covered by this Registration Statement may be issued pursuant to the Registrant's 1993 Stock Incentive Plan, as amended, the Registrant's Amended and Restated 1998 Equity Compensation Plan, the Rosa Aukburg Stock Option Agreement and the Nick Egelanian Non-Qualified Stock Option Agreement (together, the "Benefit Arrangements").

We have examined the Registration Statement and such corporate records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Registrant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with originals of documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that Shares originally issued by the Registrant to eligible participants through the Benefit Arrangements will be, when issued and delivered as contemplated by the Benefit Arrangements, validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP